ARTICLE II

                                    Directors
Section 1. Powers.

     The business of the corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the corporation except as otherwise reserved to the stockholders by law, by the Articles of Incorporation or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2. Enumeration and Election.

     The Board of Directors shall consist of not less than three directors, except that whenever there shall be only two stockholders the number of Directors shall be not less than two, and whenever there shall be only one stockholder the number of Directors shall be not less than one. The Directors shall be chosen at the annual meeting of the stockholders by such stockholders as have the right to vote thereon. No Director need be a stockholder and may exercise all or any of its powers.

Section 3. Vacancies.

     Any vacancy at any time existing in the Board may be filled by the Board at any meeting. The stockholders having voting power may, at a special meeting called at least in part for the purpose, choose a successor to a Director whose office is vacant, and the person so chosen shall displace any successor chosen by the Directors.

Section 4. Enlargement of the Board.

     The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of a majority of the Directors then in office.

Section 5. Tenure.

     Except as otherwise provided by law, by the Articles of Incorporation or by these By- Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6. Regular Meetings.

     Regular meetings of the Board of Directors may be held at such times and places within or without the State of Nevada as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such time and places. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held without notice immediately after and at the same place as the annual meeting of the stock-holders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

Section 7. Special Meetings.

     Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting, when called by the President or the Treasurer or by one or more Directors, reasonable notice thereof being given to each Director by the Clerk, or by the officer or the Director or one of the Directors calling the meeting.

Section 8. Notice.

     It shall be reasonable and sufficient notice to a Director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or a waiver of notice not need specify the purposes of the meeting.

Section 9. Quorum.

     At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Incorporation or by these By-Laws.

Section 10. Action by Consent.

     Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

Section 11. Committees.

     The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Incorporation, or by these By- Laws they are prohibited from delegating. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors, All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.


                                   ARTICLE III

                               Officers and Agents

Section 1. Enumeration: Qualification.

     The officers of the corporation shall be a President, a Treasurer, a Clerk, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint.
The corporation may also have such agents, if any I as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. Any officer may be but none need be a Director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may detern1inc. The premiums for such bonds may be paid by the corporation.

Section 2. Powers.

     Subject to law, to the Articles of Incorporation and to the other provisions of these By- Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

Section 3. Tenure.

     Except as otherwise provided by law or by the Articles of Incorporation or by these By- Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.

Section 4. Election.

     The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting.

Section 5. President.

     The President, when present, shall preside at ail meetings of the stockholders and of the Directors. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Directors a report of the operations of the corporation for such year and a statement of its affairs and shall, from time to time, report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 6. Vice President.

     In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time, designate.

Section 7. Treasurer.

     The Treasurer shall keep full and accurate accounts of receipt and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Directors or, in the absence of such designation, in such depositories as he shall. from time to time, deem proper. He shall disburse the funds of the corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time, require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 8. Assistant Treasurers.

     In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall, from time to time, designate.

Section 9. Clerk.

     The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other other or officers for the purpose, the Clerk shall be charged with the duty of keeping! or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 10. Assistant Clerks.

     In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may, from time to time, designate.

Section 11. Secretary and Assistant Secretaries.

     If a Secretary is elected, be shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may, from time to time, designate.


                                   ARTICLE IV

                       Resignation, Removals and Vacancies

Section 1. Resignation.

     Any directors of officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.

Section 2. Removals.

     Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed with or without assignment of cause by vote of the holders of the majority of the shares entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such Directors.
     The Directors may by vote of a majority of the Directors then in office remove any Director for cause.
     The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.
     If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.
     The Directors may tem1inate or n1odify the authority of any agent or employee.
     Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director, or officer from obtaining damages for breach of any contract of employment legally binding upon the corporation.

Section 3. Vacancies.

     Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office or, in the absence of such election by the Directors, by the stockholders at a meeting called for the purpose; provided, however, that any vacancy resulting from action by the stockholders may be filled by the stockholders at the same meeting at which such action was taken by them.
     If the office of any officer becomes vacant, the Directors may elect or appoint a successor by the vote of a majority of the Directors present at the meeting at which such election or appointment is made.
     Each such successor shall hold office for the unexpired term of his successor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is re- moved or becomes disqualified.


                                    ARTICLE V

                     Indemnification of Directors and Others

     The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the corporation, or at its request as a Director, Trustee, Officer, Employee or other Agent of any Incorporation in which the corporation owns shares or of which it is a creditor against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a Director, Officer, Trustee, Employee or Agent, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director, Officer, Trustee, Employee or Agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

     (a) such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification:
             (i) by a disinterested majority of the directors then in office; or
            (ii) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer; or
     (b) in the absence of action by disinterested directors or stockholders, there has been obtained at the request of a majority of the Directors then in office an opinion in writing of in-dependent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Expenses including counsel fees, reasonably incurred by any such director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition there-of upon receipt of an undertaking by such individual to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such director, officer, trustee, employee or agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such Directors, Officers, Trustees, Employees or Agents may be entitled by contract or otherwise under Law. As used in this Article, the terms "Director", "Officer", "Trustee", "Employee" and "Agent" include their respective heirs, executors and administrators, and an "interested" Director, Officer, Trustee, employee, or Agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

                                   ARTICLE VI

                       Provision Relating to Capital Stock

Section 1. Certificates of Stock

     Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer, or employee of the corporation, such signatures may be facsimile signature in case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles or Incorporation, the By-Laws, or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or hack either the full text of the preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 2. Equitable Interests Not Recognized.

     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bOW1d to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law. It shall be the duty of each shareholder to notify the corporation of his post office address.

Section 3.Issue of Authorized Unissued Capital Stock.

     Any unissued capital stock from time to time authorized under the Articles of Incorporation may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus.

Section 4. Transfers.

     Subject to the restrictions, if any, imposed by the Articles of Incorporation, these By-laws or any agreement to which the corporation is a party, shares of stock shall be transferred on the books of the corporation only by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign, or transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the corporation or its transfer agent may reasonably require.

Section 5. Lost, Mutilated. or Destroyed Certificates.

     Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed, It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate~ or his legal representative~ to give a bond! sufficient in its opinion. with or without surety I to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

Section 6. Transfer Agent and Registrar.

     The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

Section 7. Setting Record Date and Closing Transfer Records.

     The Board of Directors may fix in advance a time not more than sixty days before (a) the date of any meeting of stockholders or (b) the date for the payment of any dividend or the making of any distribution to stockholders or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice and to vote at such meeting. or the right to receive such dividend or distribution, or the right to give such consent or dissent, If a record date is set! only stockholders of record on the date shall have such right notwithstanding any transfer of stock on the records of the corporation after the record date without fixing such record date, the Board of Directors may close the transfer records of the corporation for all or any part of such sixty-day period. If no record date is fixed and the transfer books are not closed, then the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto,

                                  ARTICLE VII

                             Inspection of Records

     Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Incorporation, By-Laws and records of all meetings of the incorporators and stock-holders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                  ARTICLE VIII

                               Execution of Pagers

     All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

                                   ARTICLE IX

                              Voting of Securities

     Except as the Directors may generally or in particular cases otherwise specify, the President or the Treasurer may on behalf of the corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution at any meeting thereof.

                                    ARTICLE X

                   Checks, Notes, Drafts and Other Instruments

     Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Directors to sign the same. No officer or persons shall sign any such instrument as aforesaid unless authorized by the Directors to do so.


                                   ARTICLE XI

                                      Seal

     The seal of the corporation shall be circular in form, bearing its name, "Nevada," and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.

                                   ARTICLE XII

                                   Fiscal Year

     The fiscal year of the corporation shall in each year end on December 31 st.

                                  ARTICLE XIII

                              Evidence of Authority

     A certificate by the Clerk or Secretary or an Assistant or Temporary Clerk or Secretary as to any matter relative to the Articles of Incorporation, By-Laws, records of the proceedings of the incorporators, stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

                                   ARTICLE XIV

                                   Amendments

     These By-Laws may be amended or repeated in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice or the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles or Incorporation: the Directors may make, amend or repeal the By-Laws, in whole or in part! except with respect to any provision thereof which by law, the Articles or Incorporation or the By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making! amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to ill stockholders entitled to vote on amending the By-Laws. No change in the date fixed in these By- Laws for the annual meeting of stockholders may be made within sixty days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the new date fixed for such meeting.

     Any By-law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the stockholders entitled to vote on amending the By-Laws.